Calculation of Filing Fee Tables
F-3
Brookfield Infrastructure Partners L.P.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	6.75% Fixed-to-Fixed Subordinated Notes due 2055 issued by Brookfield Infrastructure Finance ULC	457(r)	300,000,000		$ 300,000,000.00	0.0001531	$ 45,930.00
Fees to be Paid	2	Debt	Guarantees	Other				0.0001531	$ 0.00
Fees to be Paid	3	Equity	Class A Preferred Limited Partnership Units, Series 17	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 45,930.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 45,930.00
Offering Note
[1]	The filing fee paid with this filing pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), was originally deferred in accordance with Rule 456(b) under the Securities Act.

[2]	(2a) The 6.75% Fixed-to-Fixed Subordinated Notes due 2055 issued by Brookfield Infrastructure Finance ULC are fully and unconditionally guaranteed by Brookfield Infrastructure Partners L.P. and are additionally guaranteed by each of Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure LLC and BIPC Holdings Inc. (2b) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

[3]	(3a) Such indeterminate number of Class A Preferred Limited Partnership Units, Series 17, of Brookfield Infrastructure Partners L.P. as shall be issuable upon automatic exchange of the 6.75% Fixed-to-Fixed Subordinated Notes due 2055 being offered hereby. (3b) No additional consideration will be received for the Class A Preferred Limited Partnership Units, Series 17, of Brookfield Infrastructure Partners L.P. and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $300,000,000.00. The prospectus is a final prospectus for the related offering.
The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.